Exhibit 10.155

PLEDGE AGREEMENT

This Pledge Agreement (“Agreement”) is entered as of the 28 day of September, 2007, by Cord Blood America, Inc., (“CBA”), (“Pledgor”) and Stephanie Schissler (the “Secured Party”).

WHEREAS, Pledgor has agreed to secure the repayment of that certain Promissory Note for $76,950, dated June 11, 2007 by the pledge of 2,250,000 unissued Shares of the Common Stock of CBA (the “Shares”), under the terms of this Agreement.(A Copy of the Note is attached hereto as Exhibit A).

NOW THEREFORE, it is agreed as follows:

Section 1.

Grant of Security Interest:  The Pledgor hereby grants to the Secured Party a security interest in the unissued Shares, to secure payment of the Note. So long as the Note is not in default, the Shares shall be deemed unissued treasury Shares of CBA. Once and if payments on the Note go into default, secured party may foreclosure upon the Shares, and on such date as such foreclosure is consummated, the Shares from that date shall be deemed duly authorized, fully paid and non-assessable Shares of CBA, and shall be deemed to have been issued to secured party for full and valuable consideration. The fair market value of the Shares on such date shall be deemed to be applied first as a payment toward the costs of foreclosure, next as a payout toward penalties and accrued interest due on the Note, and then as a payment toward the unpaid principal of the Note.

Section 2.

Possession:  Contemporaneous hereto, the Pledgor has delivered to the Secured Party Certificates evidencing the Shares (“collectively, the “Certificate”), together with stock powers endorsed in blank, to hold subject to terms of this Agreement.  Copies of the Certificate are attached to this Agreement as Exhibit B.

Section 3.

Obligations of Secured Party:  During the term of this Agreement, and for so long as the Secured Party is in possession of the Certificate, the Secured Party shall take reasonable care of the Certificate.  Once the Pledgor has made payment in full on all of the principal and interest on the Note, the Secured Party shall redeliver the Certificate to the Pledgor, together with the stock powers endorsed by the Pledgor.

Section 4.

No Voting of The Shares:  So long as the Note is not in default, the Shares shall be deemed unissued, and shall have no voting rights, no rights to dividends, and none of the other rights of outstanding Shares.  The Pledgor irrevocably appoints the Secured Party as attorney in fact to act; once and if there is a default on the Note, to declare the Shares to be validly issued, and there upon. The Shares shall have all voting and other rights on the same basis as all outstanding common Shares of CBA.

Section 5.

Events of Default:  Any one or more of the following events constitutes an event of default (“Event of Default”):

a.

Failure to pay within 10 days after the due date any amount of principal or interest owing under the Note;

b.

The occurrence of a default or of any event which with the giving of notice or the passage of time could constitute a default, under any agreement of CBA evidencing an obligation of CBA for borrowed money;

c.

A breach of or failure to perform any of the terms of this Agreement, or the Note, which has not been cured within 10 days after notice has been given of such breach or failure.

Section 6.

Remedies:  Upon the occurrence of any Event of Default, Secured Party may, in the Secured Party’s sole discretion and with or without further notice to the Pledgor and in addition to all rights and remedies at law or in equity or otherwise:

a.

Declare the entire balance of the Note immediately due and payable;

b.

Register in Secured Party’s name any or all of the Shares;

c.

Exercise on rights as a shareholder of the Shares with respect to all or a portion of the Shares.  In such event, the Pledgor agrees to deliver promptly to the Secured Party further evidence of the ownership of the Shares and their due issuance in any form requested by the Secured Party;

d.

Sell or otherwise dispose of the Shares as provided in this Agreement.

Section 7.

Sale upon Default:  Pledgor and Secured Party acknowledge and agree that the Shares are restricted, unregistered stock that is difficult to value, and which may not be sold in the public market.  The parties further agree that the Shares are not subject to sale in a “recognized market” as that term is described in Section 9-504 of the Uniform Commercial Code.  The Pledgor and the Secured Party wish to agree to reasonable standards for conducting a commercially reasonable sale of the Shares. Without limiting rights and remedies otherwise available to the Pledgee, the parties agree that compliance with the following steps shall satisfy requirements of a commercially reasonable sale:

a.

The sale may be either a public or a private sale, at the Secured Party’s discretion, and it may be for all or any portion of the Shares;

b.

The Secured Party shall set a date for public sale of the Shares, or a date after which a private sale may occur, which date shall be not less than 30 days after the date notice of the sale is given to the Pledgor, and shall send written notification to the Pledgor in advance regarding the date and the time of the public sale, or the date after which a private sale may occur;

c.

Any public sale shall take place at a site in California selected by the Secured Party;

d.

Immediately upon request, Pledgor shall provide the Secured Party with information requested by the Secured Party for compliance with state and  federal securities laws;

e.

At any sale of any of the Shares, the Secured Party may restrict the prospective bidders or purchasers to persons or entities who, by certain representations made by them, would render registration of the sale under the state or federal securities laws unnecessary.

Section 8.

Miscellaneous:

8.1

Headings.  The Article, Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.2

Governing Law.  The validity, construction and performance of this Agreement shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of California.

8.3

Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations, representations and discussions, whether verbal or written, of the parties, pertaining to that subject matter.

8.4

Assignment.  Neither this Agreement nor any rights under this Agreement may be assigned by Pledgor without the prior written consent of the Borrower.

8.5

Binding Effect.  The provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assign.

8.6

Parties in Interest.  Nothing in this Agreement, expressed or implied, is intended to confer on any person or entity other than the parties any right or remedy under or by reason of this Agreement.

8.7

Notices.  Any notice or communication required or permitted by this Agreement shall be deemed sufficiently given if in writing and, if delivered personally, when it is delivered or, if delivered in another manner, the earlier of when it is actually received by the party to whom it is directed or when the period set forth below expires (whether or not it is actually received):

(a)

if deposited with the U.S. Postal Service, postage prepaid, and addressed to the party to receive it as set forth below, 48 hours after such deposit as registered or certified mail; or

(b)

if accepted by Federal Express or a similar delivery service in general usage for delivery to the address of the party to receive it as set forth below, 24 hours after the delivery time promised by the delivery service.

If to Pledgor:

CORD BLOOD AMERICA, INC

501 SANTA MONICA BOULEVARD, SUITE 700

SANTA MONICA, CA 90401

If to Secured Party:

Stephanie Schissler_________________

SAME AS ABOVE

8.8

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute a single agreement.

8.9

Amendment and Waiver.  This Agreement may be amended, modified or supplemented only by a writing executed by each of the parties.  Any party may in writing waive any provision of this Agreement to the extent  such provision is for the benefit of the waiving party.  No action taken pursuant to this Agreement, including any investigation by any other party’s compliance with any representations or warranties or with any provisions of this Agreement.  No waiver by any party of a breach of any provisions of this Agreement shall be construed as a waiver of any subsequent or different breach, and no forbearance by a party to seek a remedy for noncompliance or breach b y another party shall be construed  as a waiver of any right or remedy with respect to such noncompliance or breach.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

Pledgor:

Secured Party:

Stephanie Schissler

Pledgor:

 CordBlood America, Inc.

By:

______________________________________

Title:

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